For Immediate Release

Westway Group, Inc. Announces

Expansions at Three Terminal Locations

New Orleans, Louisiana, September 28, 2010 - Westway Group, Inc. (NASDAQ: WWAY) ("Westway" or the "Company") today announced that its subsidiary, Westway Terminal Company LLC, is in the process of expanding the capacity of three terminal sites:

  A long-term agreement has been signed with a major oil company to lease five new 630,000 gallon tanks that are currently under construction at our Houston 2 terminal. These tanks are expected to be on line and in service starting in November 2010. The expansion will increase the total capacity of our Houston 2 terminal by approximately 3.2 million gallons. Once this expansion is completed, Westway's two terminals in Houston will have a total capacity of approximately 92 million gallons, representing the Company's largest investment in its global network of terminal facilities.

  A long-term agreement has been signed with a current customer to construct a 200,000 gallon specialty product tank at our Sioux City, Iowa terminal. Completion of this project is expected by December 2010.

  Nine stainless steel tanks totaling approximately 4.2 million gallons of capacity in the aggregate are currently under construction at our Amsterdam, Netherlands terminal with completion expected in the first quarter of 2011. After completion, this facility will have a total capacity of approximately 31 million gallons.

Commenting on these near-term projects, James B. Jenkins, Chief Executive Officer, stated that "Westway continues to make significant investments in the expansion of our terminal operations, which--once these expansions are completed--will afford the company a global footprint of approximately 362 million gallons. Of equal importance is the fact that we are ahead of the schedule envisioned at the time of our business combination in 2009 of reaching 370 million gallons by the end of 2011. We are proud of the many accomplishments of our Westway team of professionals, their dedication to the profitable growth of our company and the fostering of a global Westway brand with a mantra of delivering the highest quality of customer service everywhere in our system."

Forward-Looking Statements.  This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  We have based these forward-looking statements on our current expectations and projections about future events.  These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as "may," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions.  Important factors that might cause our results to differ materially from our forward-looking statements include but are not limited to possible delays in construction due to adverse weather conditions, disputes with contractors, environmental issues, or labor disputes. Other factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in our previous SEC filings.

About Westway Group, Inc. Westway is a leading provider of bulk liquid storage and related value-added services and a leading manufacturer and distributor of liquid animal feed supplements. Westway currently operates an extensive global network of 62 operating facilities providing approximately 354 million gallons of total bulk liquid storage capacity and 37 facilities producing approximately 1.5 million tons of liquid feed supplements annually. Our bulk liquid storage business is a global business with infrastructure that includes a network of terminals offering storage to manufacturers and consumers of agricultural and industrial liquids, located at key port and terminal locations throughout North America and in Western Europe and Asia. Our liquid feed supplements business produces liquid animal feed supplements that are sold directly to end users and feed manufacturers, primarily supplying the beef and dairy livestock industries in North America.

Contact: Thomas A. Masilla, Jr.

Chief Financial Officer

504-636-4245